Exhibit 99.1

Financial Guidance – Expectations for 2008
■ The Pet DRx management team anticipates the following financial results for the full year 2008 (January 1 - December 31, 2008)
    –  Same store revenue growth of >10% for the 26 hospitals in the current portfolio
    –  Aggregate same store hospital operating margins increasing throughout FY 2008 and averaging 15% to 19% for the full year
    –  Revenues for the full year (before acquisitions) in the range of $75.0 million to $80.0 million
    –  Additional pro forma revenue for 2008 in the range of $40.0 million to $60.0 million derived from acquisitions, assuming the closing of the merger with Echo